UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2010

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Iridium Communications Inc. (the “Company”) is filing this Current Report on Form 8-K to reflect certain changes in accounting estimates described below with respect to the financial information contained in its Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”), which was filed with the Securities and Exchange Commission on March 16, 2010. The information contained in this Current Report on Form 8-K is not an amendment to or restatement of the 2009 Form 10-K.

Retrospective Application Adjustment — FAS 141(R). In December 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 141(R), Business Combinations (“FAS 141(R)”) (codified within Accounting Standards Codification 805, Business Combinations). FAS 141(R) provides for a period of time to adjust provisional amounts after the acquisition date, referred to as the “measurement period.”

The Company acquired, directly and indirectly, all the outstanding equity of Iridium Holdings LLC in a transaction accounted for as a business combination on September 29, 2009 (the “Acquisition”). After the 2009 Form 10-K was filed, the Company received additional information related to its pre-Acquisition contingency and in accordance with FAS 141(R), retrospectively adjusted the estimated fair value of the assets acquired and liabilities assumed in the Acquisition on September 29, 2009. Consequently, the consolidated balance sheet as of December 31, 2009 has been adjusted to reflect such changes. Property and equipment, net increased by $14.9 million, intangible assets, net increased by $3.5 million, accrued expenses and other current liabilities increased by $19.0 million and retained deficit increased by $0.2 million. The fair values are based on the Company’s estimates and may be further adjusted from time to time, but not later than September 29, 2010, as better information becomes available.

In accordance with FAS 141(R), the retrospective application adjustment impacts only the following items of the 2009 Form 10-K, which are attached hereto in Exhibit 99.1 and included in this Current Report on Form 8-K:

•	Part II, Item 6 — Selected Financial Data

•	Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Part II, Item 8 — Financial Statements and Supplementary Data

•	Part IV, Item 15(a)(1) — Financial Statements

All other information in the 2009 Form 10-K remains unchanged. This Current Report on Form 8-K does not modify or update the disclosures contained in the 2009 Form 10-K in any way, other than as required to reflect the retrospective application adjustment as described above. Without limitation to the foregoing, this Current Report on Form 8-K does not purport to update Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the 2009 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known to management, other than as specifically addressed herein. More current information will be included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, which we expect to file on May 10, 2010, in which we will adjust the unaudited condensed consolidated balance sheet for the year ended December 31, 2009 to reflect the retrospective application of FAS 141(R). This Current Report on Form 8-K should be read in conjunction with the 2009 Form 10-K (except for Items 6, 7, 8 and 15(a)(1)).

which are included in this Current Report on Form 8-K) and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, which we expect to file on May 10, 2010. Unaffected items of the 2009 Form 10-K have not been repeated in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Eisner LLP

99.1	Updates to the Annual Report on Form 10-K for the year ended December 31, 2009 as follows:

Part II, Item 6 — Selected Financial Data

Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part II, Item 8 — Financial Statements and Supplementary Data

Part IV, Item 15(a)(1) — Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: May 10, 2010	By:	/s/ THOMAS J. FITZPATRICK
		Name:	Thomas J. Fitzpatrick
		Title:	Chief Financial Officer

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